CERTIFICATE OF INCORPORATION

                                       OF

                          MURPHY MARINE SERVICES, INC.

                               A CLOSE CORPORATION

                                    * * * * *


     1. The name of the corporation is:

                          MURPHY MARINE SERVICES, INC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is: to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chose in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

     In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

     The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred-Thousand (100,000); and the par value of each such share is One Dollar ($1.00) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

     Shares of stock of this corporation are to be issued and held by each and every stockholder of this corporation upon and subject to the following terms and conditions:

     All of the issued and outstanding stock of all classes shall be represented by certificates and shall be held of record by not more than four (10) ?? persons, as defined in section 342 of the General Corporation Law; and the corporation shall make no offering of any of its stock of any class which would constitute a "public offering" within the meaning of the

United States Securities Act of 1933, as it may be amended from time to time; and the consent of the directors of the corporation shall be required to approve the issuance or transfer of any shares as being in compliance with the foregoing restrictions.

     No holder of shares shall sell, assign or otherwise dispose of any share or shares of stock of this corporation to any person, firm, corporation or association, nor shall the executor, administrator, trustee, assignee or other legal representative of a deceased stockholder sell, assign, transfer or otherwise dispose of any share or shares of the stock of this corporation or any person, firm, corporation or association nor to any next of kin or legatee or legatees of a deceased stockholder, without first offering said share or shares of stock for sale to the corporation at a price representing the true book value thereof at the time of said offer and the corporation shall have the right to purchase the same by the payment of such purchase price at any time within thirty (30) days after receipt of written notice of said offer. In the event that the corporation does not accept the offer to sell such share or shares within thirty (30) days after receipt of the written notice of said offer, the share or shares shall next be offered for sale to the other stockholder or stockholders of said corporation at a price representing the true book value thereof at the time of said offer and such other stockholder or stockholders shall have the right to purchase the same by the payment of such purchase price at any time within thirty (30) days after receipt of written notice of said offer.

     Compliance with the foregoing terms and conditions in regard to the sale, assignment, transfer or other disposition of the shares of stock of this corporation shall be a condition precedent to the transfer of such shares of stock on the books of this corporation.

     The holders of Common Stock shall, upon the issuance or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holdings of common stock, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.

     5. The name and mailing address of each incorporator is as follows:

               NAME                          MAILING ADDRESS
               ----                          ---------------
      M. A. Brzoska                          Corporation Trust Center
                                             1209 Orange Street
                                             Wilmington, DE  19801

      K. A. Widdoes                          Corporation Trust Center
                                             1209 Orange Street
                                             Wilmington, DE  19801

      L. J. Vitalo                           Corporation Trust Center
                                             1209 Orange Street
                                             Wilmington, DE  19801

     5A. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

               NAME                          MAILING ADDRESS
               ----                          ---------------
      Thomas J. Holt, Sr.                    P.O. Box 41534
                                             Philadelphia, PA  19101

      Mark Murphy                            P.O. Box 41534
                                             Philadelphia, PA  19101

     6. The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized. To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     9. The corporation reserves the right to alter, amend, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 23rd day of June, 1994.

                                             /s/ M. A. Brzoska
                                             -----------------------------------

                                             /s/ K. A. Widdoes
                                             -----------------------------------

                                             /s/ L. J. Vitalo
                                             -----------------------------------